                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. on Form S-4 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 27, 1997